UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2017

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On April 25, 2017, JPMorgan Chase & Co. closed a public offering of $1,250,000,000 aggregate principal amount of its Floating Rate Notes due 2023, $1,500,000,000 aggregate principal amount of its Fixed-to-Floating Rate Notes due 2023 and $2,500,000,000 aggregate principal amount of its Fixed-to-Floating Rate Notes due 2028 (collectively, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-209681), as amended. In connection with this offering, the legal opinion as to the legality of the Notes is being filed as Exhibit 5.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $1,250,000,000 aggregate principal amount of Floating Rate Notes due 2023, $1,500,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2023 and $2,500,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2028

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Neila B. Radin
Name:	Neila B. Radin
Title:	Managing Director

Dated: April 25, 2017

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $1,250,000,000 aggregate principal amount of Floating Rate Notes due 2023, $1,500,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2023 and $2,500,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2028

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)